Exhibit 99.1
FOR IMMEDIATE RELEASE: FOR FURTHER INFORMATION CONTACT:
Karen Gross, Vice President and Corporate Secretary
(303) 573-1660
ROYAL GOLD FILES S-4 REGISTRATION STATEMENT TO ADVANCE
MERGER WITH BATTLE MOUNTAIN GOLD EXPLORATION
     DENVER, COLORADO. AUGUST 9, 2007: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) (“Royal Gold”), the world’s leading precious metals royalty company, today announced that it has filed a registration statement on Form S-4 with the Securities and Exchange Commission relating to the merger transaction with Battle Mountain Gold Exploration Corp. (“Battle Mountain”). As announced in the Company’s July 31, 2007 press release, Royal Gold has agreed to acquire 100% of the fully diluted shares of Battle Mountain. Battle Mountain shareholders may elect to receive either cash consideration of $0.55 per Battle Mountain share or from 0.0172 to 0.0179 shares of Royal Gold common stock per Battle Mountain share, in each case assuming there are 91,563,506 Battle Mountain shares outstanding at closing.
     The consideration payable to Battle Mountain’s shareholders is subject to a potential reduction or holdback for certain contingent liabilities.
     Completion of the merger, which was unanimously approved by both companies’ Boards of Directors, is subject to various closing conditions including Battle Mountain shareholder approval.
     Battle Mountain is a precious metals royalty company with a portfolio consisting of royalties on 13 properties located mainly in the Americas. Its principal assets include a 3.25% net smelter return (“NSR”) royalty on gold production and a 2.0% NSR royalty on silver production from the Dolores project in Mexico, which is under development byMinefinders Corporation Ltd. Minefinders expects commercial production to begin in the early part of calendar 2008. Battle Mountain has disclosed that their royalty properties contain approximately 4.8 million ounces of gold reserves and 136 million ounces of silver reserves.
     Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metal royalty interests. Royal Gold is publicly-traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements regarding matters regarding the merger transaction with Battle Mountain. Factors that could cause actual results to differ materially from forward looking statement include, among others, timing and benefits of the consummation of the merger transaction, the satisfactory completion of due diligence on Battle Mountain, precious metals prices, decisions and activities of the operator of the property, unanticipated grade, geological, metallurgical, processing or other problems the operator may encounter, changes in project parameters as plans continue to be refined, economic and market conditions, as well as other factors described in Royal Gold’s Annual Report on Form 10-K, Battle Mountain’s Annual Report on Form 10-KSB, and other of the companies’ filings with the Securities and Exchange Commission (“SEC”). Most of these factors are beyond Royal Gold’s ability to predict or control. Royal Gold disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.
ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT: A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Investors are urged to read the registration statement, including the prospectus (and all amendments and supplements to it) and other materials because they contain important information. Investors can obtain free copies of the registration statement and the prospectus, as well as other filings containing information about Royal Gold and Battle Mountain, without charge, at the SEC’s web site (www.sec.gov). Copies of Royal Gold’s filings, including a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, when it becomes available, may also be obtained without charge from Royal Gold at its web site (www.royalgold.com) or by directing a request to Royal Gold Inc., Attn.: Karen Gross, Secretary, 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202.

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